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                                 FIRST AMENDMENT TO
                             AGREEMENT AND PLAN OF MERGER
                                 AND REORGANIZATION

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     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
(the "Amendment"), dated as of January 27, 1999, is entered into by and among QUICKSILVER RESOURCES INC., a Delaware corporation ("Quicksilver") and MSR EXPLORATION LTD., a Delaware Corporation ("MSR").

                                       RECITALS

     WHEREAS, the undersigned parties have entered into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of September 1, 1998, whereby MSR will be merged with and into Quicksilver; and

     WHEREAS, the parties desire to amend the Merger Agreement pursuant to the terms set forth herein and, in accordance with Section 8.03 of the Merger Agreement, the Boards of Directors of Quicksilver and MSR and the Special Committee of the Board of Directors of MSR have approved the proposed amendment;

                                      AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned parties hereby agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

     2. The second sentence of Section 2.02(d) of the Merger Agreement is hereby amended as follows:


               "In lieu of any such fractional shares, (i) each
                holder of a Certificate previously evidencing Company Common Stock, upon surrender of such Certificate for exchange pursuant to this ARTICLE II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (A) the Closing Price multiplied by ten (10) by (B) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder at the Effective Time)."


     3. Section 8.01(e) of the Merger Agreement is hereby amended to read as follows:

     "(e) by either QRI or the Company, if the Effective Time shall not have occurred on or before February 28, 1999; PROVIDED that neither the Company nor QRI shall be entitled to terminate this Agreement pursuant to this paragraph if such party's material breach of this Agreement has been the cause of or resulted in the failure of the Effective Time to occur at or prior to such time;"

     4. Section 9.04(a) of the Merger Agreement is hereby amended as follows:

     "(a) The Company shall obtain and deliver to QRI (i) on the date that this Agreement is executed by QRI, an executed agreement, substantially in the form of EXHIBIT C hereto from each person identified as an Affiliate of the Company in SECTION 3.12 of the Company Disclosure Schedule (other than Messrs. Joseph and Patrick Montalban), and (ii) by the Closing Date, from any other person who is an Affiliate of the Company on the Closing Date (other than Messrs. Joseph and Patrick Montalban)."

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     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

                                    QUICKSILVER RESOURCES INC.

                                    By: /s/ Glenn M. Darden
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                                    Name:   Glenn M. Darden
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                                    Its:    Vice President
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                                    MSR EXPLORATION LTD.

                                    By: /s/ Howard Boals
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                                    Name:   Howard Boals
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                                    Its:    Vice President - Finance
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